                                                                   EXHIBIT 10.14

TO:       Timothy J. Beaudin

FROM:     Nelson C. Rising

DATE:     February 7, 2001

SUBJECT:  Memorandum of Understanding regarding Employment

--------------------------------------------------------------------------------

     This Memorandum of Understanding ("Memorandum") sets forth the terms of your employment with Catellus Development Corporation (the "Company") or its subsidiary. This Memorandum supersedes, in their entirety, all previous agreements and understandings concerning your employment except the Indemnity Agreement referenced in Section 8 below and any stock option agreements you have with the Company; provided, however, that the provisions of this Memorandum regarding vesting of stock options in the event of termination of your employment shall supersede such provisions of your stock option agreements.

     Effective upon your execution of this Memorandum, the following provisions shall govern your employment with the Company or a subsidiary:

1.   Title; Responsibilities and Duties. You are a full-time, regular employee
     ----------------------------------
of the Company with the title of President of Catellus Commercial Group, LLC, a subsidiary of the Company ("CCG"), and you shall be expected to handle such responsibilities and perform such duties as I shall assign from time to time consistent with those you were handling and performing as of September 30, 2000. If you become an employee of a subsidiary of the Company, the Company will nevertheless be bound by the terms of this Memorandum.

2.   At-Will Employment. You acknowledge and agree that your employment is
     ------------------
at-will and that either the Company or you, at any time, with or without cause, may terminate the employment relationship, including all compensation and benefits. However, should your employment terminate, Section 10 below shall apply.

3.   Salary. Effective January 1, 2000, you shall be paid at the annualized
     ------
salary rate of at least $325,000. Your salary shall be payable in accordance with the Company's normal payroll practices and subject to all applicable tax withholding requirements. Your salary will be reviewed in the first quarter of each year starting in 2001 and, if appropriate, it will be increased retroactive to January 1 of that year. Your salary, as it may be increased from time to time in the sole discretion of the Company, shall be referred to as your "Base Salary."

4.   Bonuses.
     -------

     4.1  Annual Bonuses. You are eligible to receive an annual maximum cash
          --------------
bonus for each calendar year of employment of up to two hundred percent (200%) of your Base Salary, subject to satisfaction of target performance criteria determined each year by the Company. The performance criteria may relate to individual goals, Company or division goals, or a combination thereof and shall be established and communicated to you within the first 90 days after the start of each calendar year. Such bonuses shall be paid no later than March 31 of the

Timothy J. Beaudin
Memorandum of Understanding regarding Employment
February 7, 2001
Page 2 of 14

following year and are subject to all applicable tax withholding requirements. Except as provided in Section 10, no bonus shall be payable if your employment terminates or you resign prior to the close of the calendar year to which such bonus relates.

     4.2  Special Bonuses. In addition, you shall receive a special bonus in an
          ---------------
amount equal to $166,667 on each of April 6, 2002, April 6, 2003, and April 6, 2004, but only if (i) you have remained continuously employed by the Company throughout the period beginning on the date of this Memorandum and ending on the date the special bonus payment is otherwise due, and (ii) you have not sold any Common Stock of the Company on or before the date the special bonus payment is otherwise due unless that stock was acquired pursuant to the exercise of an option that was scheduled to expire by its terms within one year of the date of exercise. You acknowledge and agree that any special bonus paid pursuant to this paragraph will not be taken into account for purposes of determining benefits under Section 6.1 below, and will not be taken into account as "salary," "compensation," "bonus," or any similar term in determining the amount of any payment under any pension, retirement, or profit-sharing plan of the Company or any life insurance, disability, or other benefit plan of the Company, except as otherwise specifically provided in the applicable plan document (including a specific statement that the special bonus will be taken into account in determining the amount of any payment notwithstanding this Memorandum). All special bonus payments shall be subject to appropriate withholding payments deducted therefrom.

5.   Stock Options. Beginning in 2003, you may be entitled to receive
     -------------
additional stock options under the Company's 2000 Performance Award Plan based on your and the Company's performance as determined by the Company in its sole discretion.

6.   Benefits; Relocation Loan.
     -------------------------

     6.1  Benefits. You shall be entitled to receive paid vacation, medical
          --------
coverage, disability income replacement coverage, and other employee benefits, all to the same extent that the Company provides these benefits to the Company's other senior management employees.

     6.2  Relocation Loan. In connection with your relocation from San
          ---------------
Francisco, California, to the Denver, Colorado area, the Company has made a loan to you (the "Relocation Loan") on the following terms and conditions: (i) the principal amount is $500,000, and you shall use the proceeds solely for the purchase or construction of your principal residence, (ii) the term of the loan is five years from April 6, 1999, with required principal payments in equal installments at the end of the third, fourth and fifth years of the term, (iii) the loan is without interest, (iv) the loan is evidenced by a Note in the form attached hereto as Exhibit A, (v) the loan is secured by a second deed of trust
                   ---------
with respect to your principal residence in the Denver area, in the form attached hereto as Exhibit B, and (vi) your outstanding option agreements with
                   ---------
respect to Common Stock of the Company have been amended, in the form attached hereto as Exhibit C, to provide that shares otherwise deliverable to you upon
          ---------
exercise of an option will be pledged to the Company and held by the Company as additional security for the loan.

7.   Expenses. You shall be entitled to reimbursement for reasonable and
     --------
properly documented expenses you incur in the conduct of the Company's business, including a monthly automobile allowance in accordance with the Company's Automobile Allowance Policy as well

Timothy J. Beaudin
Memorandum of Understanding regarding Employment
February 7, 2001
Page 3 of 14

as payment or reimbursement for cellular phone expenses. Such reimbursable expenses shall be deemed to include dues (but not initiation fees) for a country club, an athletic club, and a luncheon club.

8. Indemnity. Pursuant to an Indemnity Agreement by and between the Company and
   ---------
you, the Company shall indemnify you, and the Company shall maintain in full force and effect directors' and officers' liability insurance for you in reasonable amounts from established and reputable insurers. To the same extent, the Company shall pay and advance all expenses, including, without limitation, attorneys' fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings and appeals, amounts paid in settlement by you or on your behalf, actually incurred by you in connection with any threatened, pending or completed claim, action, suit or proceeding, formal or informal, whether brought before or after the date of this Memorandum, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, by reason of the fact that you were a director, officer, employee or agent of the Company or were serving at the Company's request as a director, officer, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise.

9. Employee Handbook; Confidential Information. As a condition of employment,
   -------------------------------------------
you acknowledge that you have reviewed the Company's current Employee Handbook, executed the Handbook's Receipt and Acknowledgment (which is the last page of the Handbook), and returned such Receipt and Acknowledgment and a completed W4 form to Jaime Gertmenian. You agree that during the term of your employment and thereafter for a period of three years, you shall abide by the confidentiality provisions of the current Employee Handbook.

10. Termination of Employment. For definitions of capitalized terms used in this
    -----------------------
Section 10, see Appendix A attached to this Memorandum which is hereby incorporated by reference.

    10.1 Right to Terminate. The Company or you may terminate your employment
         ------------------
hereunder at any time by giving the other party prior written notice; provided, that upon your death, your employment hereunder shall terminate automatically. Immediately upon the termination of your employment hereunder for any reason, you shall return promptly to the Company any property (including documents) in your possession which is owned by the Company.

    10.2 Benefits upon Termination.
         -------------------------

             (a) Basic Payments upon Termination. If your employment terminates
                 -------------------------------
for any reason, the Company shall pay you your unpaid Base Salary for the period through the Date of Termination and your unpaid salary with respect to any vacation days accrued but not taken as of the Date of Termination (based upon your Base Salary in effect at that time). You shall also be entitled to other payments or benefits to the extent provided in the Company's employee benefit plans or arrangements.

             (b) Termination Other than for Cause, or for Death, Disability or
                 -------------------------------------------------------------
Good Reason. If (i) you cease to be an employee of the Company on account of (A)
-----------
the Company's termination of your employment other than for Cause, (B) Disability or (C) your death, or (ii) you

Timothy J. Beaudin
Memorandum of Understanding regarding Employment
February 7, 2001
Page 4 of 14

resign your employment with the Company after giving the Company notice of the occurrence of one or more events that constitute Good Reason within a reasonable period (but not more than 90 days after such occurrence) and the Company fails to correct such occurrence within a reasonable time (but not more than 60 days) and your resignation occurs within 10 days after the expiration of that cure period, then in addition to the amounts payable under Section 10.2(a),

               (A) the stock options held by you shall become fully vested, and

               (B) the Company shall pay you, in monthly payments over a period of 24 months from the Date of Termination, a monthly amount equal to one twenty-fourth (1/24) of the amount that is two (2) times your Average Salary and Bonus, and

               (C) from the Date of Termination through the date on which COBRA benefits expire or December 31, 2003, whichever is later, you shall be entitled to medical and dental coverage substantially comparable to the coverage in effect on the Date of Termination (subject to any reduction or termination of benefits similarly affecting all senior management personnel of the Company), at a cost to you not in excess of the employee premium rate for active employees of the Company. Such medical and dental coverage may at the discretion of the Company be provided by continuing your participation in the Company's group health plan, by paying a portion of the applicable COBRA premium for you and your eligible dependents, or by covering you and your eligible dependents under a substitute arrangement.

You shall not be required to mitigate the amount of any payment provided for in this Section 10.2(b) by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to you under this Memorandum any amounts owed to the Company by you, any amounts earned by you in other employment after termination of your employment with the Company, or any amounts which might have been earned by you in other employment had you sought such other employment.

          (c) Termination for Cause; Resignation. If you cease to be an employee
              ----------------------------------
for any reason other than as set forth in Section 10.2(b), then the Company shall have no obligation to make any payments to you for periods after the Date of Termination, your unvested stock options shall terminate, and your vested options must be exercised, if at all, within the time periods after the Date of Termination specified in your stock option agreement(s).

     10.3 Change of Control Payments. In the event that a Change of Control
          --------------------------
occurs while you are employed by the Company pursuant to the terms of this Memorandum, and within 12 months after the occurrence of the Change of Control, your employment by the Company or the Company's successor is terminated by the Company other than for Cause or you resign for one or more events that constitute Good Reason, then you shall be entitled to receive from the Company or such successor, in lieu of, and not in addition to, the amounts otherwise payable to you pursuant to Section 10.2(b) hereof, the benefits provided below:

          (a) the Company shall pay to you (A) your Base Salary, when due, through the Date of Termination at the rate in effect at the time the applicable Notice of Termination is

Timothy J. Beaudin
Memorandum of Understanding regarding Employment
February 7, 2001
Page 5 of 14


given, (B) the unpaid portion, if any, of any annual bonus which has been earned by you but which has not been paid as of the Date of Termination, and (C) all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and (D) any unpaid salary with respect to any vacation days accrued but not taken as of the Date of Termination (based upon your rate of Base Salary in effect at the time the applicable Notice of Termination is given); and

                  (b) all stock options or other equity awards held by you with respect to the Company's Common Stock shall become fully vested; and

                  (c) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay to you a lump sum payment in an amount which is equal to three (3) times your Average Salary and Bonus; and

                  (d) you shall receive the benefits of the Tax Protection Policy attached hereto as Appendix B, which is hereby incorporated by reference.
                          ----------

         10.4 Payment of Special Bonuses. Should you cease to be an employee of
              --------------------------
the Company on account of your death or Disability, or should your employment be terminated by the Company for any reason other than for Cause, or should you terminate your employment with the Company for Good Reason, whether before or after a Change of Control event, then you will have the vested right to receive, at the times specified in Section 4.2, the amounts that would otherwise have been paid to you as special bonuses under that section, provided all the conditions to payment of such bonuses other than your continued employment with the Company have been satisfied.

11.      Severability. In case any one or more provisions of this Memorandum
         ------------
shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be in any way be affected or impaired.

12.      Arbitration. To the fullest extent allowed by law, any controversy or
         -----------
claim arising out of or relating to your employment with the Company (or termination of your employment) shall be settled by binding and non-appealable arbitration in the city or region in which your office is located by an arbitrator. Possible disputes covered by the foregoing, include (but are not limited to) wage, contract, discrimination, or other employment-related claims under laws known as Title VII of the Civil Rights Act, California Fair Employment and Housing Act and comparable statutes in other states if applicable, Americans with Disabilities Act, Age Discrimination in Employment Act, and any other statutes relating to an employee's relationship with his/her employer. However, claims for workers' compensation benefits and unemployment insurance are not covered by this arbitration agreement and such claims may be presented by you to the appropriate court or state agency. You and the Company shall initially confer and attempt to reach agreement on the individual to be appointed as such arbitrator. If no agreement is reached, the parties shall request from the Judicial Arbitration and Mediation Services ("JAMS") office in the city or region where your office is located, a list of five retired judges affiliated with JAMS. (If there is no JAMS office in the city or region where your office is located, then an organization which is comparable to JAMS would be utilized.) You and the Company shall each alternately strike names from such list until only one name remains and such person shall

Timothy J. Beaudin
Memorandum of Understanding regarding Employment
February 7, 2001
Page 6 of 14

thereby be selected as the arbitrator. Except as otherwise provided for herein, such arbitration shall be conducted in conformity with the procedures specified in the California Arbitration Act (Cal. C.C.P. (S)(S) 1280 et seq.) (or the
                                                           -- ---
statute applicable in the state in which your office is located). The arbitrator shall allow the discovery authorized by California Code of Civil Procedure
(S)1283.05 or any other discovery required by law in arbitration proceedings. Also, to the extent that anything in this Memorandum conflicts with any arbitration procedures required by applicable law, the arbitration procedures required by applicable law shall govern. The arbitrator shall issue a written award that sets forth the essential findings and conclusions on which the award is based. The arbitrator shall have the authority to award any relief authorized by law in connection with the asserted claims or disputes. The arbitrator's award shall be subject to correction, confirmation, or vacation, as provided by any applicable law setting forth the standard of judicial review of arbitration awards. The parties shall bear equally the arbitrator's fee and any other type of expense or cost that the employee would not be required to bear if he or she were free to bring the dispute or claim in court as well as any other expense or cost that is unique to arbitration but exclusive of each party's attorneys' fees. The parties intend that this Section 12 shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Memorandum. Any final decision of the arbitrator so chosen may be enforced by a court of competent jurisdiction. You are waiving your right to a jury trial and agree that the decision of the arbitrator shall be final and binding. If either party is determined by the arbitrator to be the prevailing party in the arbitration, then that party will be entitled to reimbursement from the other party of all the reasonable fees (including attorneys' fees) and expenses incurred in connection with such arbitration.

13.      Attorneys' Fees.  The Company will pay your attorneys' fees in
         ---------------
connection with the preparation and negotiation of this Memorandum.

14.      Amendments.  No amendments to this Memorandum may be made except by
         ----------
writing signed by you and the Company.

15.      Governing Law.  This Memorandum shall be governed by the internal laws
         -------------
of the State of California.

CATELLUS DEVELOPMENT CORPORATION


By________________________________________
         Nelson C. Rising
         Chairman of the Board and
         Chief Executive Officer


                                               ACCEPTED AND AGREED:


                                               _________________________________
                                                 Timothy J. Beaudin

                                                 Date signed: February __, 2001

Timothy J. Beaudin
Memorandum of Understanding regarding Employment
February 7, 2001
Page 7 of 14


                                   Appendix A
                                   ----------

                                   Definitions
                                   -----------

         For purposes of this Memorandum, the following definitions are set forth below:

               (i) "Average Salary and Bonus" means the greater of (a) your annual Base Salary and annual bonus (excluding any special bonus payable under Section 4.2 or 10.4), including any amounts deferred by you under the Company's Profit Sharing and Savings Plan, Cafeteria Plan, and Executive Deferred Compensation Plan and any other deferred compensation program now or hereafter established by the Company, earned by you for the three full calendar years prior to termination of your employment (regardless of whether all of such years occurred while this Memorandum was in effect and regardless of whether those earned amounts were paid out on a current basis or deferred) or such smaller number of full calendar years as you have been employed by the Company, divided by the number of such full calendar years, or (b) your annual Base Salary and annual bonus (excluding any special bonus payable under Section 4.2 or 10.4), including any amounts deferred by you under the Company's Profit Sharing and Savings Plan, Cafeteria Plan, and Executive Deferred Compensation Plan and any other deferred compensation program now or hereafter established by the Company, earned by you for the three full calendar years with respect to which annual bonuses have been determined prior to the occurrence of the Change of Control (regardless of whether all of such years occurred while this Memorandum was in effect and regardless of whether those earned amounts were paid out on a current basis or deferred) or such smaller number of full calendar years as you have been employed by the Company, divided by the number of such full calendar years.

               (ii) "Cause" means that the Company provides you with a Notice of Termination for either of the following reasons: (a) the willful and continued failure by you substantially to perform your material duties (other than any such failure resulting from your incapacity due to physical or mental illness) after written demand for substantial performance of such duties is delivered to you by the Board of Directors, which demand identifies the manner in which the Board of Directors believes that you have not substantially performed your duties and you have been given a reasonable period of time (but in no event more than 60 days) to correct your deficient performance; or (b) your engaging in egregious misconduct involving serious moral turpitude to such an extent that, in the reasonable judgment of the Board of Directors, such misconduct substantially impairs your ability to perform your duties with the Company. For purposes of clause (a) of this definition, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you without reasonable belief that your action or omission was in the best interest of the Company.

               (iii) A "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:

                     (a) the acquisition or holding of the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (an "Acquiror") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined

Timothy J. Beaudin
Memorandum of Understanding regarding Employment
February 7, 2001
Page 8 of 14

voting power of the then outstanding shares of Common Stock and other stock of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), but excluding for this purpose any such acquisition (or holding) by (i) the Company or any corporation controlled by the Company; (ii) any employee benefit plan (or related trust) of the Company or any corporation controlled by the Company; (iii) any acquisition or ownership by an Acquiror of 25% of the Outstanding Company Voting Securities as a result of an acquisition of common stock or voting securities by the Company which, by reducing the number of shares of the Company's common stock or voting securities outstanding, increases the proportionate number of shares beneficially owned by such Acquiror to 25% or more of the Outstanding Company Voting Securities; provided, however, that if an Acquiror shall become the beneficial owner of 25% or more of the Outstanding Company Voting Securities by reason of a share acquisition by the Company as described above and shall, after such share acquisition by the Company, become the beneficial owner of any additional shares of common stock or voting securities of the Company, then such acquisition shall constitute a Change of Control; or (iv) any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of Common Stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then Outstanding Company Voting Securities;

               (b) individuals who, as of the date hereof, constitute the Board of Directors (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of Company, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

               (c) consummation by the Company of (1) a reorganization, merger or consolidation of the Company, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such reorganization, merger or consolidation, or (2) a complete liquidation or dissolution of the Company, or
(3) the sale or other disposition of all or substantially all of the assets of the Company.

         (iv) "Date of Termination" means the effective date specified in the Notice of Termination as of which your employment terminates or, in the event of termination of

Timothy J. Beaudin
Memorandum of Understanding regarding Employment
February 7, 2001
Page 9 of 14

employment other than for Cause, the date as of which your employment is to terminate pursuant to the provisions of Section 10.1 of this Memorandum.

                  (v) "Disability" means that (i) you have a physical or mental condition that renders you incapable, after reasonable accommodation, of performing your duties; (ii) such condition is reasonably determined by the Chief Executive Officer to be of a long-term nature; and (iii) you are eligible for income replacement benefits under the Company's long-term disability plan during such period of disability.

                  (vi) "Notice of Termination" means a notice of a proposed termination by the Company with a written explanation to you of the grounds for such proposed termination.

                  (vii) "Good Reason" exists if, without your express written consent, any of the following occurs:

                           (A)      the Company reduces your Base Salary as in
effect from time to time; or

                           (B)      an assigning of duties to you that are a
reduction in any substantial respect from your position, authority, or responsibilities as of September 30, 2000; or

                           (C)      the Company's failure to fulfill the
Company's obligations under this Memorandum; or

                           (D)      the Company's intentional failure, without
your consent, to pay to you any portion of your Base Salary, earned bonus, or other current compensation (if any), or to pay to you any portion of any installment of deferred compensation under any deferred compensation program within ten business days of the date such compensation is due or to issue shares of the Company's Common Stock in accordance with the terms of stock options granted to you upon valid exercise thereof; or

                           (E)      a relocation of your current place of
employment or requirement for you to be based anywhere other than within 25 miles from the site of your current place of employment; or

                           (F)      the Company does not allow you to devote
reasonable time to activities other than those required under this Memorandum, including supervision of personal investments and activities involving professional, charitable, educational, political, religious and similar types of organizations, speaking engagements, memberships of boards of directors of other organizations and similar activities, provided that you shall not serve on the board of directors of any other business or hold any other position with any business without the consent of the Chief Executive Officer; or


                           (G)      the failure of any successor entity in a
Change of Control to continue this Memorandum in effect and assume the Company's obligations and responsibilities hereunder.

Timothy J. Beaudin
Memorandum of Understanding regarding Employment
Page 10 of 14

Timothy J. Beaudin
Memorandum of Understanding regarding Employment
February 7, 2001
Page 11 of 14

                                   Appendix B
                                   ----------
                              Tax Protection Policy
                              ---------------------

                This Appendix shall apply if it is determined that any payment, distribution or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit, the provision of any severance pay or benefits and the acceleration of exercisability of any stock option) to you or for your benefit (whether paid or payable or distributed or distributable) pursuant to the terms of this Memorandum or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (the "Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of being "contingent on a change in the ownership or control" of the Company, within the meaning of Section 280G of the Code or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest or penalties, are collectively referred to as the "Excise Tax"). If the Payments are subject to the Excise Tax and it is determined that the Parachute Value of the Payments (as defined below) exceeds 110% of the Safe Harbor Amount (as defined below), you shall be entitled to receive from the Company an additional payment (the "Gross-Up Payment") in an amount such that the net amount of the Payments and the Gross-Up Payment retained by you after the calculation and deduction of all Excise Taxes (including any interest or penalties imposed with respect to such taxes) on those Payments and all federal, state and local income tax, employment tax and Excise Tax (including any interest or penalties imposed with respect to such taxes) on the Gross-Up Payment provided for in this Appendix B, and taking into account any lost or
                             ----------
reduced tax deductions you may incur on account of the Gross-Up Payment, shall be equal to the Payments. If it shall be determined that the Parachute Value of the Payments does not exceed 110% of the Safe Harbor Amount, then no Gross-Up Payment shall be made to you, and the amount of the Payments otherwise due you shall be reduced to the extent necessary to assure that the Parachute Value of the Payments as calculated for the Payments remaining after such reduction does not exceed the greater of (i) the Safe Harbor Amount or (ii) the amount which yields you the greatest after-tax amount of Payments after taking into account any Excise Tax you must pay with respect to those Payments. To the extent any such reduction to your Payments becomes necessary by reason of the preceding sentence, the reduction shall be applied against the portion of your Payments based upon your Average Salary and Bonus. For the purposes of this Appendix B,
                                                                   ----------
(a) "Parachute Value of the Payments" shall mean the present value as of the date of the Change of Control for purposes of Section 280G of the Code of the portion of such Payments that constitutes a "parachute payment" under Section 280G(b)(2), as determined by the Accountants (as defined below) for purposes of determining whether and to what extent the Excise Tax will apply to such Payments, and (b) "Safe Harbor Amount" shall mean the maximum Parachute Value of the Payments that you can receive without any Payments being subject to the Excise Tax.

Timothy J. Beaudin
Memorandum of Understanding regarding Employment
February 7, 2001
Page 12 of 14


                    (i) All determinations required to be made under this Appendix B, including whether and when the Gross-Up Payment is required and the
----------
amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determinations shall be made by the Accountants (as defined below) which shall provide you and the Company with detailed supporting calculations with respect to such Gross-Up Payment within fifteen (15) business days of the receipt of notice from you or the Company that you have received or shall receive a Payment. For purposes of making the determinations and calculations required herein, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code, including (without limitation) the Proposed Treasury Regulations under
Section 280G of the Code, provided that the Accountants' determinations must be made on the basis of "substantial authority" (within the meaning of Section 6662 of the Code). For the purposes of this Appendix B, the "Accountants" shall mean
                                       ----------
the Company's independent certified public accountants serving immediately prior to the Change of Control. In the event that the Accountants are also serving as accountant or auditor for the individual, entity or group effecting the Change of Control, you may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accountants hereunder). All fees and expenses of the Accountants shall be borne solely by the Company.

                    (ii) For the purposes of determining whether any of the Payments shall be subject to the Excise Tax and the amount of such Excise Tax, such Payments shall be treated as "parachute payments" within the meaning of
Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that in the opinion of the Accountants such Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made and to pay any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the actual reduction in federal income taxes which is reasonably expected to result from the deduction of such state and local taxes if paid in such year (determined , however, with regard to limitations on deductions based upon the amount of your adjusted gross income). To the extent practicable, any Gross-Up Payment with respect to any Payment shall be paid by the Company at the time you are entitled to receive the Payment and in no event shall any Gross-Up Payment be paid later than five days after your receipt of the Accountant's determination. Any determination by the Accountants shall be binding upon the Company and you.

                    (iii) As a result of uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accountants hereunder, it is possible that the Gross-Up Payment made shall have been an amount less than the Company should have paid pursuant to this Appendix
                                                                       --------
B (the "Underpayment"). Unless the Company elects to exhaust its remedies under
-
clause (v) below with respect to the additional Excise Tax on your Payments,

Timothy J. Beaudin
Memorandum of Understanding regarding Employment
February 7, 2001
Page 12 of 14

the Underpayment shall be promptly paid by the Company to or for your benefit at the time you are required to pay the additional Excise Tax resulting in such Underpayment.

                   (iv) You and the Company shall each provide the Accountants access to and copies of any books, records and documents in the Company's or your possession, as the case may be, reasonably requested by the Accountants, and otherwise cooperate with the Accountants in connection with the preparation and issuance of the determination contemplated by this Appendix B.
                                                       ----------

                    (v) You shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable after you are informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. You shall not pay such claim prior to the expiration of the 30-day period following the date on which you give such notice to the Company (or such shorter period ending on the date that any payment of taxes, interest and/or penalties with respect to such claim is due). If the Company were to notify you in writing prior to the expiration of such period that it desires to contest such claim, you shall:

                        (A) give the Company any information reasonably requested by the Company relating to such claim;

                        (B) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably satisfactory to you;

                        (C) cooperate with the Company in good faith in order to effectively contest such claim; and

                        (D) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all additional Excise Taxes imposed upon you and all costs, legal fees and other expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify you for and hold you harmless from, on an after-tax basis, any additional Excise Tax (including interest and penalties with respect thereto) imposed upon you and any Excise Tax or income or employment tax (including interest and penalties with respect thereto) attributable to the Company's payment of that additional Excise Tax on your behalf or imposed as a result of such representation and payment of all related costs, legal fees and expenses. The amounts owed to you by reason of the foregoing shall be paid to you or for your benefit as they become due and payable. Without limiting the foregoing provisions of this paragraph, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at the Company's sole option, either direct you to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and you agree to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, the Company shall

Timothy J. Beaudin
Memorandum of Understanding regarding Employment
February 7, 2001
Page 12 of 14

determine; provided, however, that if the Company were to direct you to pay such claim and sue for a refund, the Company shall advance the amount of such payment to you, on an interest-free basis, and shall indemnify you for and hold you harmless from, on an after-tax basis, any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance (including as a result of any forgiveness by the Company of such advance); provided, further, that any extension of the statute of limitations relating to the payment of taxes for your taxable year with respect to which such contested amount is claimed to be due is attributable in whole or in part to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and you shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.